Exhibit 3.18

AMENDED AND RESTATED

BY-LAWS OF

JOHNSON WAX DIVERSEY SHAREHOLDINGS, INC.

(a Delaware Corporation)

REFERENCE TABLE

AMENDED AND RESTATED

BY-LAWS OF

JOHNSON WAX DIVERSEY SHAREHOLDINGS, INC.

a Delaware Corporation

i

SECTION	SUBJECT MATTER	PAGE
	(g) Joint Tenants	II-6
2.13	Waiver of Notice by Shareholders	II-6

ARTICLE III. BOARD OF DIRECTORS

3.01	General Powers and Number	III-1
3.02	Tenure and Qualifications	III-1
3.03	Regular Meetings	III-1
3.04	Special Meetings	III-1
3.05	Notice; Waiver	III-2
3.06	Quorum	III-2
3.07	Telephonic Attendance	III-2
3.08	Manner of Acting	III-2
3.09	Conduct of Meetings	III-2
3.10	Vacancies	III-3
3.11	Compensation	III-3
3.12	Presumption of Assent	III-4
3.13	Committees	III-4
3.14	Unanimous Consent Without Meeting	III-5

ARTICLE IV. OFFICERS

4.01	Number	IV-1
4.02	Election and Term of Office	IV-1
4.03	Removal	IV-1
4.04	Vacancies	IV-1
4.05	Chairman And Chief Executive Officer	IV-2
4.06	President and Chief Operating Officer	IV-2
4.07	Executive Vice President	IV-2
4.08	Vice Presidents	IV-3
4.09	Secretary	IV-3
4.10	Treasurer	IV-4
4.11	Assistant Secretaries and Assistant Treasurers	IV-4
4.12	Other Assistants and Acting Officers	IV-4
4.13	Salaries	IV-4

SECTION	SUBJECT MATTER	PAGE

ARTICLE VIII. CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

8.01	Contracts	VIII-1
8.02	Loans	VIII-1
8.03	Checks, Drafts, Etc.	VIII-1
8.04	Deposits	VIII-1
8.05	Voting of Shares Owned by the Corporation	VIII-2

ARTICLE IX. CERTIFICATES FOR SHARES AND THEIR TRANSFER

9.01	Certificates for Shares	IX-1
9.02	Facsimile Signatures and Seal	IX-1
9.03	Signature by Former Officers	IX-1
9.04	Transfer of Shares	IX-1
9.05	Restrictions on Transfer	IX-2
9.06	Lost, Destroyed or Stolen Certificates	IX-2
9.07	Consideration for Shares	IX-2
9.08	Stock Regulations	IX-2

ARTICLE X.

	DIVIDENDS	X-1

ARTICLE XI.

	CORPORATE SEAL	XI-1

ARTICLE XII. AMENDMENTS

12.01	By Stockholders	XII-1
12.02	By Directors	XII-1
12.03	Implied Amendments	XII-1

AMENDED AND RESTATED

BY-LAWS OF

JOHNSON WAX DIVERSEY SHAREHOLDINGS, INC.

a Delaware Corporation

ARTICLE I. OFFICES.

SECTION 1.01 Principal and Business Offices. The corporation may have such principal and other business offices, as the Board of Directors may designate or as the business of the corporation may require from time to time, both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America, and in any foreign countries.

SECTION 1.02 Registered Office. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the corporation shall be identical to such registered office.

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ARTICLE II. STOCKHOLDERS

SECTION 2.01 Annual Meeting. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the Board of Directors or as set by the President of the Corporation.

SECTION 2.02 Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or the Board of Directors or by the person designated in the written request of the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

SECTION 2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

SECTION 2.04 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (unless a longer period is required by law or the Certificate of Incorporation) nor more than 60 days before the date of the meeting, either personally, by telephone, telegram, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, by or at the direction of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Secretary or other officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation, if one be appointed, that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If any meeting of stockholders is adjourned for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Otherwise, when a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

SECTION 2.05 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or change of stock or for the purpose of any other lawful action, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period ending at least ten days before the action for which eligibility notice or voting is being determined. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case not to be more than 60 days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders the record date for such determination of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.06 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall, at least ten days before every meeting of stockholders, make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

SECTION 2.07 Quorum. Except as otherwise provided in the Certificate of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.08 Conduct of Meetings. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority, if present and acting: the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President, a Vice President in the order provided under SECTION 4.08 or if none of the foregoing is in office and present and acting, by a chairman chosen by the stockholders present. The Secretary of the corporation, or in his absence, an Assistant Secretary, or if none be present, any person appointed by the presiding officer shall act as secretary of the meeting.

SECTION 2.09 Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

SECTION 2.10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Certificate of Incorporation.

SECTION 2.11 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 2.12 Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to the Secretary, of the designation of some other person by the Board of Directors or the By-Laws of such other corporation.

(b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A stockholder whose shares are pledged shall be entitled to vote such shares, unless there is a transfer by the pledgor on the books of the corporation in which he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.

(d) Treasury Stock and Subsidiaries. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held, directly or indirectly, by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such stockholder is a minor.

(f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such stockholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

SECTION 2.13 Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the corporation under the Certificate of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Delaware General Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning to the transaction of any business because the meeting was not properly called. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

ARTICLE III. BOARD OF DIRECTORS

SECTION 3.01 General Powers and Number. The authorized number or minimum number of Directors of the Corporation shall be one or more, as set by resolution of the Directors, from time to time.

SECTION 3.02 Tenure and Qualifications. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected, or until his prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of stockholders called for that purpose. A director may resign at any time by filing his written resignation with the Secretary of the corporation. Directors need not be residents of the State of Delaware or stockholders of the corporation.

SECTION 3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after the annual meeting of stockholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Delaware.

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SECTION 3.05 Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to SECTION 3.03) shall be given by written notice delivered personally, by mail, by telegram or by telex to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, not less than 48 hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by telex such notice shall be deemed to be delivered 48 hours after it is sent. Whenever any notice whatever is required to be given to any director of the corporation under the Certificate of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of such notice, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.06 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, a majority of the number of directors set forth in SECTION 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

SECTION 3.07 Telephonic Attendance. The Board of Directors, or any individual member thereof, may participate in a meeting of the Board, or any committee designated by the Board, by means of conference, telephone or a similar communications equipment provided that during the conduct of such meeting all persons participating therein can hear each other. Participation in a meeting pursuant to this section shall constitute a presence in person at such meeting.

SECTION 3.08 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Certificate of Incorporation or these By-Laws.

SECTION 3.09 Conduct of Meetings. The meetings of the Board of Directors shall be presided over by one of the following officers in the order of seniority, if present and acting: the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President, provided he be a director, a Vice President designated pursuant to SECTION 4.08, provided he be a director, or any director chosen by the directors present. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

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SECTION 3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided that in case of a vacancy created by the removal of a director by the vote of stockholders, the stockholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof. If there are no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the By-Laws, or may apply to the Court of Chancery for a decree summarily ordering an election. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorship, or to replace the directors chosen by the directors then in office.

SECTION 3.11 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. Members of the Board may be paid their expenses, if any, of attendance at each meeting of the Board at any place other than the county in which the principal business office of the corporation is located. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

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SECTION 3.12 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.13 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or amend the By-Laws of the corporation; and, unless the resolution, By-Laws or certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

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SECTION 3.14 Unanimous Consent Without Meeting. Any action required or permitted by the Certificate of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office, and such written consent is filed with the minutes of proceedings of the Board.

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ARTICLE IV. OFFICERS

SECTION 4.01 Number. The principal officers of the corporation shall be a Chairman and a Chief Executive Officer, a President and Chief Operating Officer, an Executive Vice President, one or more other Vice Presidents (the number, precedent and duties thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

SECTION 4.02 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. The Board of Directors may create a new principal office, including the addition of a new Vice President, and elect an officer thereto at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

SECTION 4.03 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

SECTION 4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, including a vacancy caused by the creation of a new principal office by the Board of Directors, shall be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.05 Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the corporation. He shall preside at all meetings of the stockholders and the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman and Chief Executive Officer. He shall have the authority to sign, execute and acknowledge, on behalf of the corporation, all contracts, deeds, mortgages, bonds, stock certificates, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors. He may execute any such documents or instruments without the attestation of any other corporate officer unless required by the Board of Directors, the transaction or operation of law. Except as otherwise provided by law or the Board of Directors, he may authorize the President and Chief Operating Officer, the Executive Vice President, any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall have such other powers and duties as he may be called upon to perform by the Board of Directors.

SECTION 4.06 President and Chief Operating Officer. The President and Chief Operating Officer shall be the principal operating officer of the corporation and shall be subject to the control of the Chairman and Chief Executive Officer. In the absence of the Chairman and Chief Executive Officer or in the event of his death, disability or refusal to act, the President and Chief Operating Officer shall perform the duties of the Chairman and Chief Executive Officer and when so acting shall have all the powers and duties of the Chairman and Chief Executive Officer. In general, he shall perform all duties incident to the office of President and Chief Operating Officer and such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman and Chief Executive Officer.

SECTION 4.07 Executive Vice President. The Executive Vice President, shall assist the President and Chief Operating Officer in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President and Chief Operating Officer or in the event of his death, inability or refusal to act, the Executive Vice President shall perform the duties of the President and Chief Operating Officer and when so acting shall have all the powers and duties of the President and Chief Operating Officer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman and Chief Executive Officer for the President and Chief Operating Officer.

SECTION 4.08 Vice Presidents. In the absence of the President and Chief Operating Officer and Executive Vice President or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President and Chief Operating Officer and the Executive Vice President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and Chief Operating Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Operating Officer. Any Vice President may sign, if required by the Board of Directors, the transaction or operation of law, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President and Chief Operating Officer or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President and Chief Operating Officer.

SECTION 4.09 Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) if required by the Board of Directors, the transaction or operation of law, sign with the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties and exercise such authority as from time to time may be delegated or assigned to him by the President and Chief Operating Officer or by the Board of Directors.

SECTION 4.10 Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of SECTION 8.04; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President and Chief Operating Officer or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 4.11 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. If required by the Board of Directors, the transaction or operation of law, the Assistant Secretaries may sign with the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President and Chief Operating Officer or the Board of Directors.

SECTION 4.12 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

SECTION 4.13 Salaries. The salaries of the other principal officers shall be fixed from time to time by the Board of Directors or a committee designated by the Board for that purpose. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V. LIABILITY OF OFFICERS

AND DIRECTORS

No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of this corporation, or of any other corporation which he serves as a director or officer at the request of this corporation, in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

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ARTICLE VI. INDEMNIFICATION

SECTION 6.01. Actions Other Than by the Corporation. Subject to the limitations contained in this ARTICLE VI, the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, indemnify any person who was or is a party or is threatened to be made a party to any formal or informal threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action brought under federal or state securities laws, rules or regulations (collectively, “Actions” and individually an “Action”), other than an Action by or in the right of the corporation and other than an Action asserted by such person against the corporation for any reason other than to enforce his rights under this ARTICLE VI, by reason of the fact that he is or was a director or officer of the corporation, or by reason of the fact that such person is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the corporation as a fiduciary of an employee benefit plan or as an employee or agent of the corporation against (a) expenses, including, without limitation, attorneys’ fees, actually and reasonably incurred in connection with any Action; (b) amounts actually and reasonably incurred in settlement of any Action; and (c) judgments, fines, penalties or other amounts actually incurred pursuant to an adjudication of liability in connection with any Action; provided, however, that no director or officer shall be entitled to indemnification under this section unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

SECTION 6.02. Actions by or in the Right of the Corporation. Subject to the limitations contained in this ARTICLE VI, any person who was or is a party or is threatened to be made a party to any Action by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director or officer of the corporation, or by reason of the fact that such person is or was a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the corporation as a fiduciary of an employee benefit plan or as an employee or agent of the corporation, shall be indemnified by the corporation, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, against (a) expenses, including, without limitation, attorneys’ fees actually and reasonably incurred in connection with any Action; (b) amounts actually and reasonably incurred in settlement of any Action; and (c) judgments, fines, penalties or other amounts actually incurred pursuant to an adjudication of liability in connection with any Action; provided, however, that no director or officer shall be entitled to indemnification under this section unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 6.03. Successful Defense of Actions. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defending any Action described in SECTION 6.01 or 6.02 (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any Action where he does not pay or assume any material liability), he shall be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

SECTION 6.04. Procedure for Indemnification. Any indemnification under SECTIONS 6.01 and 6.02 of this ARTICLE VI, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of such director or officer of the corporation is proper in the circumstances because he has met the applicable standard of conduct set forth in said SECTIONS 6.01 and 6.02. Such determination shall be made within 60 days following a request for indemnification by a director or officer (a) by arbitration if requested or directed pursuant to SECTION 6.07(c); (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the subject Action; (c) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (d) by the affirmative vote of a majority of the shares entitled to vote thereon. The person or persons making the determination with respect to indemnification hereunder may, to the extent they deem appropriate, authorize the corporation to pay interest to a director or officer, at a reasonable interest rate, for amounts actually paid by him and determined to be a proper subject for indemnification. All fees, costs and expenses associated with the indemnification procedures set forth in this SECTION 6.04 or otherwise incurred by a director or officer to enforce his rights to indemnification provided in this ARTICLE VI, including, without limitation, the fees, costs and expenses of the independent legal counsel selected hereunder, shall be paid by the corporation.

SECTION 6.05. Advance Payment of Expenses. Expenses, including, without limitation, attorneys’ fees, actually and reasonably incurred by a director or officer in connection with any Action, no matter by whom brought, shall be paid by the corporation to the director or officer in advance of the final disposition of such Action within 30 days of a written request for advance payment of expenses which shall be accompanied by reasonable documentation of the amount of the claimed expenses. To receive advanced expenses under this SECTION 6.05, a director or officer must first enter into a written agreement with the corporation in which he warrants his good faith belief that he has met the appropriate standard of conduct set forth in SECTION 6.01 or 6.02, as the case may be, of this ARTICLE VI and agrees to repay any advances made pursuant to this SECTION 6.05 if it is determined that such director or officer is not entitled to indemnification by the corporation for such amounts pursuant to the procedures of SECTION 6.04 of this ARTICLE VI.

SECTION 6.06. Partial Indemnification.

(a) If it is determined pursuant to SECTION 6.04 of this ARTICLE VI that a director or officer is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, no matter by whom brought, the person or persons making such determination shall reasonably determine which expenses, including, without limitation, attorneys’ fees, amounts paid in settlement and/or judgments, penalties or fines, are the result of claims, issues or matters that are a proper subject for indemnification hereunder in light of all of the circumstances of such Action.

(b) If it is determined pursuant to SECTION 6.04 of this ARTICLE VI that certain amounts paid by a director or officer, whether for expenses, attorneys’ fees and/or amounts paid in settlement in connection with any Action, no matter by whom brought, are for any reason unreasonable in amount in light of all the circumstances of such Action, the person or persons making such determination shall authorize the indemnification of the director or officer for only such amounts as he or they shall deem reasonable.

SECTION 6.07. Other Rights.

(a) General. The indemnification and advancement of expenses provided for in this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement with the corporation, any By-Law of the corporation, any vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Nothing contained in this ARTICLE VI shall preclude the Board of Directors from determining, in its discretion, that persons serving as agents or employees of the corporation or as fiduciaries of an employee benefit plan of the corporation shall be entitled to the indemnification and advancement of expenses provided to directors and officers of the corporation in this ARTICLE VI.

(b) Contribution. If a director or officer requesting indemnity due to any Action is determined to be ineligible for the indemnity provided for in SECTION 6.01 or SECTION 6.02, as the case may be, of this ARTICLE VI, the Corporation, in lieu of indemnifying such officer or director, shall contribute to the amount actually and reasonably incurred by him, whether for expenses, including, without limitation, attorneys’ fees, amounts reasonably paid in settlement and/or judgments, fines or penalties incurred in connection with any Action, no matter by whom brought, in such proportion as is determined to be fair and reasonable by the person or persons making the determination as to indemnification pursuant to SECTION 6.04 of this ARTICLE VI, or by the court before which such Action was brought, in light of all the circumstances of such Action, in order to reflect the relative benefits received by the corporation and the director or officer as a result of the occurrences giving cause to such Action and/or the relative fault of the corporation and the director or officer in connection with such occurrences; provided, however, that no director or officer shall be entitled to contribution from the corporation under this SECTION 6.07(b) if it is determined pursuant to SECTION 6.04, or by the court before which such Action was brought, that the director or officer engaged in criminal, fraudulent, reckless or willful misconduct in or disregard for the performance of his duty to the corporation.

(c) Arbitration. If requested by the director or officer seeking indemnification, contribution or any other rights provided under this ARTICLE VI, or by any person or persons authorized to make determinations pursuant to SECTION 6.04, any indemnification or other rights to be provided to an officer or director under this ARTICLE VI, unless ordered by the court before which an Action was brought, shall be authorized by a panel of three arbitrators in the city in which the corporation’s principal executive offices are then located in accordance with the rules then prevailing of the American Arbitration Association, upon a determination in each specific case that the indemnification or other rights provided to the officer or director is proper under the circumstances because he has met the applicable standard of conduct set forth in the respective provisions of this ARTICLE VI. One of the arbitrators shall be selected by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to the Action that is the subject of the indemnification (or, if such a quorum is not obtainable, by an independent legal counsel chosen by the Board of Directors of the corporation), the second arbitrator shall be selected by the director or officer who may be entitled to indemnification or other rights under this ARTICLE VI and the third arbitrator shall be a member in good standing of the American Arbitration Association of 180 North LaSalle Street, Chicago, Illinois, who will be selected by the two arbitrators selected by the foregoing parties.

SECTION 6.08. Severability of Provisions. The provisions of this ARTICLE VI and the several rights to indemnification, advancement of expenses, contribution, arbitration and limitation of actions created hereby are independent and severable and, in the event that any such provision and/or right shall be held by a court of competent jurisdiction in which an Action relating to such provisions and/or rights is brought to be against public policy or otherwise to be unenforceable, the other provisions of this ARTICLE VI shall remain enforceable and in full effect.

SECTION 6.09. Purchase of Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, to the extent that such director or officer is insurable and such insurance coverage can be secured by the corporation at rates, and in amounts and subject to such terms and conditions as shall be determined in good faith to be reasonable and appropriate by the Board of Directors of the corporation, and whose determination shall be conclusive, against liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VI.

SECTION 6.10. Benefit. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.11. Amendment. No amendment or repeal of this ARTICLE VI shall be effective to reduce the obligations of the corporation under this ARTICLE VI with respect to any Action based upon occurrences which take place prior to such amendment or repeal.

ARTICLE VII. CONTRACTS BETWEEN

CORPORATION AND RELATED PERSONS

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction solely because his or their votes are counted for such purposes, if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. This ARTICLE VII shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

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ARTICLE VIII. CONTRACTS, LOANS, CHECKS AND

DEPOSITS: SPECIAL CORPORATE ACTS

SECTION 8.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all contracts, deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or any other officer of the corporation authorized by the Board of Directors, and if required by the transaction or operation of law, by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. The Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

SECTION 8.02 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

SECTION 8.03 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

SECTION 8.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

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SECTION 8.05 Voting of Shares Owned by the Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chairman and Chief Executive Officer of this corporation if he be present, or in his absence by the President and Chief Operating Officer, or in his absence the Executive Vice President, or if he be absent any Vice President of this corporation who may be present and (b) whenever, in the judgment of the Chairman and Chief Executive Officer or in his absence, the President and Chief Operating Officer, or in his absence the Executive Vice President, or if he be absent any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chairman and Chief Executive Officer or in his absence, the President and Chief Operating Officer, the Executive Vice President or one of the Vice Presidents of this corporation without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

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ARTICLE IX. CERTIFICATES FOR

SHARES AND THEIR TRANSFER

SECTION 9.01 Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman and Chief Executive Officer, President and Chief Operating Officer, the Executive Vice President or a Vice President and, if required by the Board of Directors, the transaction or operation of law, by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in SECTION 9.06.

SECTION 9.02 Facsimile Signatures and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the Chairman and Chief Executive Officer, President and Chief Operating Officer, the Executive Vice President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

SECTION 9.03 Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

SECTION 9.04 Transfer of Shares. The Board of Directors may appoint one or more transfer agents and one or more registrars of its stock of any class or classes, whose respective duties shall be defined by the Board of Directors. Prior to due presentment of a certificate for the shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to a transfer agent of the corporation, if one be appointed, or to the corporation if no transfer agent has been appointed, with a request to register for transfer, the transfer agent and corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements and (b) the transfer agent, if one be appointed, and the corporation had no duty to inquire into adverse claims or has discharged any such duty. The transfer agent, if one be appointed, and the corporation may require reasonable assurance that said endorsements are genuine and effective and comply with such other regulations as may be prescribed under the authority of the Board of Directors.

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SECTION 9.05 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

SECTION 9.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

SECTION 9.07 Consideration for Shares. The shares of the corporation may be issued for such consideration, not less than the par value thereof (if any), as shall be fixed from time to time by the Board of Directors. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until it is fully paid.

SECTION 9.08 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

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ARTICLE X. DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

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ARTICLE XI. CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal”.

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ARTICLE XII. AMENDMENTS

SECTION 12.01 By Stockholders. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the stockholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the stockholders at which a quorum is in attendance.

SECTION 12.02 By Directors. These By-Laws may also be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no By-Law adopted by the stockholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.

SECTION 12.03 Implied Amendments. Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

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EXHIBIT C

RESOLUTIONS

OF

JOHNSON WAX DIVERSEY SHAREHOLDINGS, INC.

The undersigned, being all of the directors of Johnson Wax Diversey Shareholdings, Inc. (the “Company”), hereby adopt as of December     , 2005, by this unanimous written consent without a meeting, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the board of directors of the Company:

WHEREAS, JohnsonDiversey, Inc., a Delaware corporation and the direct or indirect parent of the Company (“JDI”) has previously entered into Credit Agreement dated as of May 3, 2002 (as amended, waived, or otherwise modified, the “Existing Credit Agreement”), among JohnsonDiversey, Inc., a Delaware corporation and certain of its subsidiaries, as borrowers, JohnsonDiversey, Holdings, Inc. (formerly, Johnson Professional Holdings, Inc.), a Delaware corporation, as holdings, (“Holdings”), the lenders and issuers party thereto, Citicorp USA, Inc., as administrative agent for such lenders and issuers (in such capacity, the “Administrative Agent”), Goldman Sachs Credit Partners L.P., as syndication agent for such lenders and issuers, and the co-documentation agents party thereto;

WHEREAS, the board of directors of JDI has determined that it is in the best interest of JDI to enter into: (i) the Amended and Restated Credit Agreement (as executed and delivered, the “Amended Credit Agreement,”) among, inter alia, JDI, as borrower; Holdings; the lenders and issuers party thereto (the “Lenders”), the Administrative Agent, Goldman Sachs Credit Partners L.P., as syndication agent for the Lenders and the banks or other financial institutions listed on the signature pages thereof executing such signature pages as Co-documentation Agent, as co-documentation agents, and (ii) the other Loan Documents (as defined in the Amended Credit Agreement and, collectively with the Amended Credit Agreement and all other documents executed in connection therewith, the “Financing Documents,”), for the purpose of, inter alia, refinancing the Existing Credit Agreement;

WHEREAS, it is a condition precedent to the full availability of funds under the Amended Credit Agreement that the Company (i) guaranty (and/or reaffirm its guaranty in connection with the Existing Credit Agreement) the obligations of JDI and its affiliates under the Amended Credit Agreement and (ii) pledge or grant (and/or reaffirm the pledge or grant in connection with the Existing Credit Agreement) to the Administrative Agent for the benefit of the Lenders a security interest to secure the Company’s obligations under the Financing Documents to which it is a party in such collateral as the Administrative Agent may require in connection with the Amended Credit Agreement;

WHEREAS, the board of directors of the Company has determined that it is in the best interest of the Company to enter into and deliver the Financing Documents;

WHEREAS, the board of directors of the Company recognizes that the Company will receive direct and indirect benefits under the Amended Credit Agreement; and

WHEREAS, for the avoidance of doubt, the board of directors of the Company desires to evidence its approval of the Company’s entry into the Financing Documents to which it is to be a party;

NOW THEREFORE, BE IT:

RESOLVED, that the execution, delivery and performance by the Company of the Financing Documents, each substantially in the form presented to the board of directors are hereby authorized, ratified and approved;

FURTHER RESOLVED, that the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary of the Company and Luis Machado (each an “Authorized Officer”) be, and each of them, acting alone, is, hereby authorized, empowered and directed to perform such acts and deeds and to negotiate, execute and deliver on behalf of the Company the Financing Documents to which the Company is to be a party in such form and with such terms and with such additions, modifications and deletions as such Authorized Officer deems advisable, with the approval of such form, terms, additions, modifications and deletions by such Authorized Officer to be conclusively evidenced by such Authorized Officer’s execution thereof and such execution to be conclusive evidence that the same shall have been authorized and approved by the Company in every respect;

FURTHER RESOLVED, that each Authorized Officer be, and each of them, acting alone, is, hereby authorized, empowered and directed to pledge or grant (and/or reaffirm the prior pledge or grant in connection with the Existing Credit Agreement) to the Administrative Agent, in the name and on behalf of the Company, a lien on and security interest in substantially all of the assets of the Company, and to negotiate, execute and deliver in the name and on behalf of the Company such collateral documents (including, without limitation, any other Financing Documents to which the Company is to be party, and any assignments, financing statements, stock or bond powers, and other documents) as may be required in connection therewith or as such Authorized Officer may approve, the grant or pledge of such collateral security and the execution and delivery of such collateral documents to be conclusive evidence that the same shall have been authorized and approved by the Company in every respect;

FURTHER RESOLVED, that each Authorized Officer be, and each of them, acting alone, is, hereby authorized, empowered and directed from time to time in the name and on behalf of the Company to pay any fees and expenses, take such actions and negotiate, execute and deliver such certificates, instruments, notices and documents as may be required or as such Authorized Officer may deem necessary, advisable or proper to carry out and perform the obligations of the Company under the Financing Documents, or under any other instrument or document executed pursuant to any Financing Document, or to amend, modify, supplement, extend, waive or consent to any of the foregoing; all such actions to be performed in such manner, and all such certificates, instruments, notices and documents to be executed and delivered in such form, as the Authorized Officer performing or executing the same may approve, the performance or execution thereof by such Authorized Officer to be conclusive evidence that the same shall have been authorized and approved by the Company in every respect;

FURTHER RESOLVED, that all acts of officers, attorneys and agents of the Company relating to the Financing Documents taken prior to the date hereof, shall be, and the same hereby are, in all respects ratified, confirmed and approved;

FURTHER RESOLVED, that each Authorized Officer be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to negotiate, execute, deliver, file and record or cause to be executed, delivered, filed and recorded any and all certificates, agreements, documents, statements or other instruments (including without limitation guaranties, indemnities and similar instruments), to make or cause to be made such other filings with any federal, state, local or foreign governmental agency, court or other body, and to do or cause to be done any and all acts and things, and to cause the Company to pay any and all fees and expenses incurred in connection therewith, as any of them may deem necessary, desirable or appropriate in connection with the transactions contemplated by these resolutions, and any such documents or instruments so executed and delivered, filings so made or actions so taken by them or any of them shall be conclusive evidence that the same shall have been authorized and approved by the Company in every respect;

FURTHER RESOLVED, that any Authorized Officer be and each of them, acting alone, is hereby authorized to certify and deliver to the Administrative Agent and the Lenders a true copy of the foregoing resolutions; and

FURTHER RESOLVED, that this unanimous written consent may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same unanimous written consent. Delivery by telecopier of an executed counterpart of this unanimous written consent shall be effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, the undersigned have hereunto set their signatures as of the date first stated above.

Luis F. Machado	David C. Quast